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                                                 Exhibit 99
                                                 Peritus Software Services, Inc.
                                                 For Immediate Release

     PERITUS SOFTWARE SERVICES, INC. DELISTED FROM THE NASDAQ STOCK MARKET

BILLERICA, MA.  February 3, 1999  Peritus Software Services, Inc. (NASDAQ:
PTUSE), announced that it was notified at 4:30 P.M. today by The Nasdaq Stock Market, Inc. that the Nasdaq Qualifications Listing Panel determined to delist the Company's securities from the Nasdaq Stock Market effective with the close of business today. According to the letter received by the Company, the Panel determined to apply additional and more stringent listing criteria in light of the Company's history of significant losses.

The securities of the Company may immediately be eligible to trade on the OTC Bulletin Board.


About Peritus

Founded in 1991, Peritus Software Services, Inc. is a provider of software maintenance outsourcing services. The Peritus Software Asset Maintenance (SAM) offerings enable organizations to transform the maintenance process into an efficient, cost-effective discipline that boosts productivity and performance. SAM offerings include customized services for software providers, information systems organizations, and Year 2000 renovations. Peritus is headquartered in Billerica, MA.. For more information, see the Peritus web site at http://www.peritus.com.


Contact:   John Giordano
      Chief Financial Officer
      Peritus Software Services, Inc.
      978-670-0800
      Fax: 978-670-2060
      Internet: jgiordano@peritus.com
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Peritus is a registered trademark and Software Asset Maintenance is a service mark of Peritus Software Services, Inc.